Exhibit 10(d)

                    ALBERTO-CULVER COMPANY

                  1994 RESTRICTED STOCK PLAN


SECTION 1.  ESTABLISHMENT AND PURPOSE

      1.1   Establishment   The Alberto-Culver Company (the "Company")
hereby establishes a restricted stock plan for Key Employees, as described herein, which shall be known as the ALBERTO-CULVER COMPANY 1994 RESTRICTED STOCK PLAN (the RSP).

      1.2   Purpose   The purpose of the RSP is to enable the
Company to attract, retain, motivate, and reward Key Employees by providing them with a means to acquire an equity interest or to increase such interest in the Company in return for high levels of individual contribution and continued service.

      1.3   Definitions   Whenever used herein, the following terms
shall have the meanings  set forth below:

      (a)    Board  means the Board of Directors of the Company.

      (b) Committee means the Compensation Committee of the Board of the Company, consisting of atleast two disinterested directors, as that term is defined under Section 16 of the Securities Exchange Act of 1934 and the rules thereunder.

      (c) Disability shall have the meaning provided in the Companys applicable disability plan or, in the absence of such a definition, when a Participant becomes totally disabled as determined by a physician mutually acceptable to the Participant and the Company before attaining his or her 65th birthday and if such total disability continues for more than three months. Disability does not include any condition which is intentionally self-inflicted or caused by illegal acts of the Participant.

      (d) Key Employee means a full-time, active, salaried employee (including officers and directors who also are employees) of the Company or its subsidiaries with direct impact on the performance of the Company.

      (e) Participant means a Key Employee designated by the Committee who is awarded and holds Restricted Stock pursuant to the RSP.

      (f) Restricted Stock shall mean the Class A common stock of the Company, $.22 par value, with restrictions as described in
             Section 6.

      (g) "Restricted Stock Agreement" shall have the meaning set forth in Section 6.1.

      (h) Retirement shall have the meaning provided in the Company's Employees Profit Sharing Plan or, in the absence of such a definition, the first day of the month following the month in which the Participant attains his or her 65th birthday.


SECTION 2.  ADMINISTRATION

      2.1   Administration   The RSP shall be administered by the Committee.

      2.2   Finality of Determination    The determination of the Committee
            as to any disputed questions arising under this RSP, including questions of construction and interpretation, shall be final and binding.


SECTION 3.  ELIGIBILITY AND PARTICIPATION

      3.1   Eligibility    Key Employees of the  Company and its subsidiaries
            are eligible to receive Restricted Stock under the RSP, in such amounts and on as many occasions as the Committee in its sole discretion may determine.

      3.2   Participation    The Committee shall designate the Key  Employees
            to receive Restricted Stock, the time or times and the size of each individual grant of Restricted Stock under the RSP.


SECTION 4.  STOCK SUBJECT TO THE RSP

      4.1   Number    The total number of shares of Restricted Stock that
            may be granted under the RSP shall not exceed 250,000.
            These shares may consist, in whole or in part, of authorized but shares of stock or shares of stock reacquired by the Company and not reserved for any other purpose.

      4.2   Reacquired Shares   If, at any time, shares of Restricted Stock
            issued pursuant to the RSP shall have been reacquired by the Company in connection with the restrictions herein imposed on such shares, such reacquired shares again shall become available for issuance under the RSP at any time prior to its termination.

      4.3   Adjustments in Capital    If, at any time, the Company issues
            Class A common stock to its stockholders by way of a stock dividend, stock split, recapitalization, or issues rights to subscribe for shares of stock or other securities, or should the number of issued shares of Class A common stock of the Company be reduced or combined, the Committee may take such action with regard to adjustment of the number of shares to which Participants are entitled to receive hereunder as it considers to be equitable. The determination of the Committee shall be final, conclusive and binding.


SECTION 5.  DURATION OF THE RSP

The RSP shall continue until all Restricted Stock subject to it shall have been granted under the RSP, subject to the provisions of the RSP regarding amendments thereto and termination thereof.


SECTION 6.  SHARES OF RESTRICTED STOCK

      6.1 Grant of Shares of Restricted Stock Awards of Restricted Stock to Participants shall be granted under a Restricted Stock Agreement between the Company and the Participant which shall provide that the shares subject to any such award shall be subject to such forfeiture and other conditions,including the provisions of Section 6.7 hereof, as the Committee shall designate.

      6.2 Vesting Restricted Stock granted to Participants will vest on a cumulative basis in equal annual increments of one-fourth of the shares granted, commencing four (4) years after the date of grant. The shares will be fully vested after a period of seven (7) years from the date of grant. The Committee, however, may accelerate the vesting of any Restricted Stock granted hereunder subject to such terms and conditions as the Committee deems necessary and appropriate to effectuate the purpose of the RSP.

      6.3   Transferability   Subject to Section 6.8 hereof, a
Participant's rights under the RSP may not be assigned and any Restricted Stock granted to a Participant may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated as long as the shares are subject to forfeiture or other conditions as provided in this RSP, and as set forth in the Restricted Stock
Agreement pursuant to which such shares were granted.

      6.4   Removal of Restrictions    Except as otherwise provided
herein, or as may be required as applicable by law, shares of Restricted Stock covered by each Restricted Stock Agreement made under this RSP will become freely transferable by the Participant upon vesting in accordance with Section 6.2.

      6.5   Other Restrictions   The Company may impose such other
restrictions on any shares granted pursuant to this RSP as it may deem advisable, including, without limitation, restrictions required by
(1) federal securities laws, (2) requirements of any stock exchange upon which such shares of the same class are listed and (3) any state securities laws applicable to such shares.

      6.6   Certificates   In addition to any legends placed on certificates
pursuant to Section 6.4, the Company reserves the right to place on each certificate representing shares of Restricted Stock a legend as follows:

      "The sale or other transfer of shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to the restrictions on transfer and forfeiture conditions (which include the satisfaction of certain employment service requirements) set forth in the Alberto-Culver Company 1994 Restricted Stock Plan and Restricted Stock Agreement." A copy of such agreement may be inspected at the offices of the Secretary of the Company.

All certificates representing shares of Restricted Stock shall be held by the Secretary of the Company in escrow on behalf of the Participant awarded such shares, together with a Power of Attorney execute by the Participant, in the form satisfactory to the Committee and authorizing the Company to transfer such shares as provided in the Restricted Stock Agreement, until such time as all restrictions imposed on such shares pursuant to the RSP and the Restricted Stock Agreement have expired or been earlier terminated.

      6.7   Termination of Employment    In the event that, prior to
the removal of restrictions on shares of Restricted Stock as contemplated by Section 6.4, a Participant s employment with the Company terminates for any reason other than death,  Retirement or Disability, any shares subject to time period restrictions or other
forfeiture conditions at the date of such termination shall automatically
be forfeited to the Company.   A Participant shall not forfeit any rights
to Restricted Stock previously granted to him, solely because he ceases to qualify as a Key Employee.

      6.8   Death or Disability

      (a) In the event that, prior to the removal of restrictions on shares of Restricted Stock as contemplated by Section 6.4, a Participant's employment with the Company terminates because of death, Retirement or Disability, any uncompleted portion of a time period restriction or other forfeiture conditions, as set forth in the terms of the Restricted Stock Agreement, may be waived by the Committee.
The shares released from such restrictions  pursuant to this Section
6.8 thereafter shall be freely transferable by the Participant, subject to any applicable legal requirements.

      (b) A Participant may from time to time name in writing any person or persons to whom his or her Restricted Stock should be given if the Participant dies. Each such beneficiary designation will revoke all prior designations by the Participant with respect to the RSP, shall not require the consent of any previously name beneficiary, shall be in a form prescribed by the Committee, and will be effective only when filed with the Committee in care of the Secretary of the Company during the Participant's lifetime.

      (c) If a Participant fails to designate a beneficiary before his or her death, as provided above, or if the beneficiary designated by the Participant dies prior to receiving the Restricted Stock hereunder, the Company may transfer the Restricted Stock to the representatives of the estate of the Participant.

      6.9   Voting Rights    Participants shall have full voting rights
with respect to shares of Restricted Stock.

      6.10  Dividend Rights   Except as the Committee may otherwise
determine, Participants shall have full dividend rights with any such dividends being paid currently. Dividends paid on shares
Restricted Stock prior to the shares vesting will be treated as wages for federal income tax purposes and will be subject to withholding
 taxes by the Company.   If all or  part of a dividend  is paid in
shares of stock, the dividend shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock that are the basis for the dividend.

      6.11  Security  Interest in Shares   In connection with the execution
of any Restricted Stock Agreement, the Committee may require that a Participant grant to the Company a security interest in the shares of Restricted Stock issued or granted pursuant to this RSP to secure the payment of any sums (i.e.: income withholding taxes due when restrictions lapse) then owing or thereafter coming due to the Company by such Participant. This security interest shall continue for such period of time as the certificates representing shares of Restricted Stock are held by the Secretary of the Company in escrow on behalf of the Participant pursuant to Section 6.6.

      6.12 Withholding Taxes Due At any time when a Participant is required to pay to the Company an amount required to be withheld under applicable income tax or other tax laws in connection with the vesting of Restricted Stock, the Participant may satisfy this obligation in whole or in part by making an election ("Election") to have the Company withhold shares of Restricted Stock having a value equal to the amount required to be withheld. The value of shares to be withheld shall be based on the fair market value of the Restricted Stock on the date the Participant vests in such shares ("Tax Date").
If the Participant is a person described in Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act"), then the Election is subject to the following additional restrictions: (i) no Election shall be effective for a Tax Date which occurs within six months of a grant of Restricted Stock, (ii) the Election must be made either
(A) six months prior to the Tax Date, (B) during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of revenue and income and ending on the twelfth business day following such date or (C) more than six months and one day from the later of the date of the grant of Restricted Stock or the date of the most recent transaction by such Participant which is treated as a purchase of common stock of the Company pursuant to the Exchange Act and the rules and regulations thereunder, and which is not exempt from Section 16(b) of the Exchange Act.


SECTION 7.  EMPLOYMENT RIGHTS OF EMPLOYEES

Nothing in this RSP or in any grant of Restricted Stock shall interfere with or limit in any way the right of the Company to terminate any Key Employee's or Participant's employment at any time, or confer upon any Key Employee or Participant any right to continue in the employ of the Company or its subsidiaries.


SECTION 8.  STOCKHOLDER APPROVAL, AMENDMENT AND TERMINATION

      8.1   Stockholder Approval   The RSP shall be  submitted to the
stockholders of the Company for their approval and adoption at the annual meeting of stockholders to be held on January 26, 1995, or any adjournment thereof. The grant of Restricted Stock hereunder prior to stockholder approval shall be contingent upon and subject to stockholder approval.

      8.2   Amendment   This  RSP may  be amended  at any  time by
the Board; provided that no such amendment shall permit the granting of Restricted Stock to anyone other than as provided in Section 4 hereof, or increase the maximum number of shares of stock that may be granted pursuant to this RSP except pursuant to Section 4.3 hereof, without the further approval of the Company's stockholders.

      8.3   Termination   The Company reserves the right to terminate
the RSP at any time by action of its Board.

      8.4   Existing Restrictions    Neither amendment  nor termination of
this RSP shall affect any shares previously granted or issued pursuant to this RSP.